Exhibit 5.1

KB Global Holdings Limited	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/FYC/176367.00001

4 July 2022

Dear Sirs

KB Global Holdings Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Act) on or about 16 December 2021. The Registration Statement relates to the offering (the Offering) of 1,000,000 ordinary shares of a par value of US$0.00001 per share each of the Company (the Offering Shares).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the certificate of incorporation of the Company dated 17 November 2017 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company filed with the Registrar on 17 November 2017 (respectively, the Memorandum and the Articles);

(c)	a certificate of good standing dated 24 December 2021 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a register of directors of the Company as at 23 November 2017 (the ROD);

(e)	a copy of the register of members and share ledger of the Company as provided to us on 6 December 2021 (the ROM, and together with the ROD, the Registers);

Ogier
British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners

Floor 11 Central Tower	Partners
28 Queen’s Road Central	Nicholas Plowman	Justin Davis
Central	Nathan Powell	Florence Chan
Hong Kong	Anthony Oakes	Lin Jacobsen
	Oliver Payne	Cecilia Li
T +852 3656 6000	Kate Hodson	James Bergstrom
F +852 3656 6001	David Nelson	Marcus Leese
ogier.com	Michael Snape

(f)	a copy of the unanimous written resolutions of the directors of the Company dated 28 December 2021 approving the Company’s filing of the Registration Statement and issuance of the Offering Shares (the Board Resolutions); and

(g)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate and the Registers is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolution remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated in the Offering which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the maximum number of ordinary shares which the Company is required to issue to fulfil its obligation to issue the Offering Shares is 1,000,000 ordinary shares and the consideration payable for each Offering Share shall be no less than the par value of US$0.00001 each; and

(i)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Valid Issuance of Offering Shares

(b)	The Offering Shares, when issued and sold in accordance with the Registration Statement and duly passed Board Resolutions and once consideration of not less than the par value is paid per share, will be validly issued, fully paid and non- assessable. Once the register of members has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their respective name.

Registration Statement - Taxation

(c)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Cayman Islands Taxation” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Offering Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier